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                                                                 Exhibit (h)(14)

                       WAIVER AND REIMBURSEMENT AGREEMENT

               Agreement ("Agreement") dated as of the 31st day of July, 2003 by and among Excelsior Funds, Inc., a Maryland corporation and a registered investment company under the Investment Company Act of 1940, as amended ("Excelsior"), and United States Trust Company of New York, a state-chartered bank and trust company ("United States Trust") and U.S. Trust Company, N.A., a national bank organized under the laws of the United States ("U.S. Trust" and together with United States Trust, the "Advisers").

                                   BACKGROUND

               The Advisers serve as investment advisers to each portfolio of Excelsior pursuant to Investment Advisory Agreements among the Advisers and Excelsior dated as of May 31, 2000.

               The parties to this Agreement wish to provide for an undertaking by the Advisers to limit investment advisory or other fees or reimburse expenses of each of the portfolios of Excelsior in order to improve the performance of each such portfolios.

                                    AGREEMENT

               THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

               The Advisers shall, from the date of this Agreement until March 31, 2004 waive all or a portion of their investment advisory fees and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the portfolios of Excelsior shall not exceed the amounts set forth on Exhibit A hereto.

               Each of the Advisers acknowledges and agrees that it shall not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future.

               This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.

               This Agreement shall not be terminated before March 31, 2004 and will renew automatically each fiscal year thereafter unless the Adviser or Excelsior terminates the Agreement by providing written notice to the other party 60-days prior to the beginning of Excelsior's next fiscal year.



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               IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the date and year first above written.

EXCELSIOR FUNDS, INC.                        UNITED STATES TRUST COMPANY OF
                                             NEW YORK


By:/s/ Frank Bruno                           By: /s/
   --------------------------------              -------------------------------
   Frank Bruno
   VP & AT                                   U.S. TRUST COMPANY, N.A.


                                             By: /s/ Neil M. McDonnell
                                                 -------------------------------
                                                 SVP & CFO


                                      -2-

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                                                                       Exhibit A

                              Excelsior Funds, Inc.
                              ---------------------


Name of Portfolio                              Total Annual Operating Expenses
-----------------                              -------------------------------
Blended Equity Fund                            1.05%

International Fund                             1.50%

Money Fund                                     0.50% (Shares)
                                               0.25% (Institutional Shares)

Government Money Fund                          0.50% (Shares)
                                               0.25% (Institutional Shares)

Managed Income Fund                            0.90%

Treasury Money Fund                            0.55%

Energy and Natural Resources Fund              1.25%

Value and Restructuring Fund                   0.99% (Shares)
                                               0.74% (Institutional Shares)

Small Cap Fund                                 1.05%

Short-Term Government Securities Fund          0.60%

Intermediate-Term Managed Income Fund          0.65%

Pacific/Asia Fund                              1.50%

Pan European Fund                              1.50%

Real Estate Fund                               1.20%

Large Cap Growth Fund                          1.05%

Emerging Markets Fund                          1.70%

Biotechnology Fund                             1.25%



                                      -3-